UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

          Pursuant to Section 13 or 15(d) of the Securities Act of 1934


                                October 27, 1997
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                                 Date of report


                                Empire Gold Inc.
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             (exact name of registrant as specified in its charter)


                                     Indiana
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                 (State or other jurisdiction of incorporation)


        1-4799                                         35-0540454
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(Commission file number)                     (IRS Employer Identification No.)


          300-90 Adelaide Street West, Toronto, Ontario, Canada M5H 3V9
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                (Address of principal executive offices Zip Code)


                                  416-363-8300
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              (Registrant's telephone number, including area code)


                            National Enterprises Inc.
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          (former name or former address, if changed since last report)

Item 9.   Sale of Equity Securities Pursuant to Regulation S

A. On September 30, 1997, the Company sold 1,925,000 units of the Company at a purchase price of US$0.25 per unit in cash, a total offering price of US$481,250, each unit consisting of one share of common stock of the Company and one warrant to purchase one share of common stock of the Company. Each warrant is exercisable at an exercise price of US$0.25 at any time prior to March 31, 1998 and at an exercise price of US$0.30 at any time thereafter, but prior to September 30, 1998. The purchasers of the units were, Silich-von Schulthess AG 760,000 units for an offering price of US$190,000, Rudorf Wilhelm-Ernst 495,000 units for an offering price of US$123,750, SBC Jersey Nominees Ltd. 240,000 units for an offering price of U$60,000, ARV Aktien-und RentenvermittlungsGsmbh 230,000 units for an offering price of US$57,500, and M.Daniel Olchanski 200,000 units for an offering price of US$50,000, through the use of a finder Dr. Kurt Dalmata of Zurich Switzerland, to whom a commission of US$25,265 was paid. The
Securities were offered and sold outside of the United States without registration under the Securities Act of 1933 in reliance upon Regulation S and may not be offered or sold in the United States absent registration or an applicable exemption for registration requirements.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act, 1994, the registrant had duly caused the report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED this 27 day of October, 1997

EMPIRE GOLD INC.
(Registrant)




By:   /s/ C. W. Leigh Cassidy, CA
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      C. W. Leigh Cassidy, CA
      Vice President, Chief Financial Officer and Secretary